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                             UNIFET, INCORPORATED
                            1991 STOCK OPTION PLAN

    1.   PURPOSE OF THE PLAN.

    The Unifet, Incorporated 1991 Stock option Plan ("Plan") is intended to promote the interests of Unifet, Incorporated, a California corporation ("Corporation"), by providing incentives to (i) certain employees of the Corporation or its Subsidiary Corporations who are responsible for the management, growth or financial success of the Corporation or its Subsidiary Corporations and (ii) certain non-employee directors and consultants of the Corporation who perform valuable services to the Corporation and its Subsidiary Corporations, in order to encourage them to acquire a proprietary interest, or increase their proprietary interest, in the Corporation and to continue to perform services for the Corporation or its Subsidiary Corporations. For purposes of the Plan, the terms "Parent Corporation" and "Subsidiary Corporation" shall have the meanings set forth in subsections (e) and (f) of
Section 424 of the Internal Revenue Code.

2.  ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Corporation's Board of Directors ("Board") or, to the extent provided by the Board, a committee ("Committee") appointed by the Board. Members of the Committee shall serve for such term as the Board may determine. No person serving as a member of the Board or the Committee shall act on any matter relating solely to such person's own interests under the Plan or any option thereunder. For purposes of the Plan, the term "Administrator" shall mean the Board, or if the Board delegates responsibility for any matter to the Committee, the Committee.

         (b) The Administrator shall have full power and authority to (i) determine which employees are key employees,


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(ii)     determine which key employees shall receive option grants,

(iii) determine the number of shares to be covered by each such option grant, (iv) determine whether each granted option is to be an incentive stock option or a non-statutory option, (v) determine the time or times at which each such option is to become exercisable, (vi) determine the option price for each such option, (vii) determine the maximum term for which such option is to be exercisable, and (viii) determine all other terms and conditions upon which such option may be exercised. The Administrator shall have the full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable.
Decisions of the Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option.. No person acting under this subsection shall be held liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

    3.   ELIGIBILITY FOR OPTION GRANTS.

Key employees (whether or not they are officers and members of the Board) of the Corporation (or its Subsidiary Corporations) and members of the Board who are not employees of the Corporation (or a Subsidiary Corporation) shall be eligible for selection to receive option grants under the Plan.

4.  STOCK SUBJECT TO THE PLAN.

         (a) The stock issuable under the Plan shall consist of shares of the Corporation's


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authorized but unissued or reacquired common stock ("Common Stock").  The
aggregate number of issuable shares shall not exceed          , subject to
adjustment as provided in subsection (b). Should an option be terminated or cancelled without being exercised or surrendered in accordance with Section 7 (in whole or in part), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to an option (or portion of an option) surrendered in accordance with Section 7 shall not be available for subsequent option grants under the Plan.

         (b) If any change is made to the Common Stock issuable under the Plan (for whatever reason), then the Administrator may, in its discretion, adjust the maximum number and class of shares issuable under the Plan to reflect the effect of such change upon the Corporation's capital structure, and may make appropriate adjustments to the number and class of shares and the option price per share of the stock subject to each outstanding option. The adjustments determined by the Administrator shall be final, binding and conclusive.

    5.  OPTIONS.

         (a) Each option granted under the Plan shall be evidenced by a stock option agreement that complies with (or incorporates) each of the terms and conditions of this section and identifies such option as either an option that is intended to comply with the requirements of Section 422 of the Internal Revenue Code ("Incentive Stock Option") or as an option that is intended not to be an Incentive Stock Option. Individuals who


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are not employees of the Corporation or its Subsidiary Corporations may only be granted options that are not intended to qualify as Incentive Stock Options.

         (b)  OPTION PRICE.

              (1) The option price per share shall be fixed by the Administrator. In the case of an Incentive Stock Option, in no event shall the option price per share be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of the option grant or one hundred and ten percent (110%) of the fair market value of the Common Stock on the date of grant if an optionee is subject to Section 6(c) an the date of grant.

              (2) The option price shall be paid upon exercise of the option and, subject to the provisions of section 9 and the stock option agreement that evidences the option grant, shall be payable in one of the following alternative forms (as determined by the Administrator):

                   (A)  Full payment in cash or cash equivalents;

                   (B) Full payment in shares of Common Stock having a fair market value on the date of exercise equal to the option price;

                   (C) Full payment via a promissory note, which shall be with full recourse against the maker thereof (notwithstanding the value of any collateral securing such promissory note); or

                   (D)   A combination of any or all of the


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foregoing, equal in the aggregate to the option price.

              (3) For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

                   (A) if Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market (but not on the NASDAQ National Market System), the fair market value shall be the mean between the reported bid price and reported asked price of one share of common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices on the date in question, then the mean between the reported bid price and reported asked price on the last preceding date for which such quotations exist shall be determinative of fair market value. if Common Stock is traded over-the-counter on the NASDAQ National Market System, the fair market value shall be the closing selling price of one share of Common Stock on the date in question as such price is reported by the National Association of Securities Dealers through such system or any successor system. If there is no reported closing selling price for Common stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                   (B) If Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the mean between the highest and lowest quoted


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selling prices of one share of Common Stock on the date in question on the stock exchange determined by the Administrator to be the primary market for Common Stock, as such price is officially quoted on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the mean between the highest and lowest quoted selling prices an the exchange on such last preceding date for which such quotation exists.

                   (C) If Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or, if the Administrator determines that the value as determined pursuant to subparagraphs (A) or (B) does not reflect fair market value), then the Administrator shall determine fair market value after taking into account such factors as it deems appropriate.

         (c) Each option granted under the Plan shall be exercisable at such time or times and during such period as is determined by the Administrator and set forth in the stock option agreement evidencing such option, provided that no Incentive Stock option may have a term in excess of ten years from the date of its grant and further subject to Section 6(c) hereof.

         (d) An option by its terms shall not be assignable or transferable by the optionee other than by will or by the laws of descent and distribution; during the lifetime of the optionee, such option shall be exercisable only by the optionee. options may be exercised by written notice to the Corporation (in such terms as the Administrator may specify) and payment of the exercise price.

         (e) An option granted under the Plan nay, but need not, provide that the period during which the option may be exercised is subject to early termination if the optionee ceases to be a


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director or officer of the Corporation.

         (f) Common Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Administrator, including the right of the corporation (or its assigns), exercisable upon the optionee's cessation of employee status, to repurchase at the original option price any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable by the Corporation (or its assigns) upon such terms and conditions (including provisions for the expiration of such right in one or more installments) as the Administrator may specify in the instrument evidencing such right. The Administrator shall also have full power and authority to accelerate the termination of the Corporation's outstanding repurchase rights, in whole or in part, and thereby vest the optionees in one or more purchased shares, upon the occurrence of any Corporate Transaction.

         (g) If necessary or advisable to comply with applicable federal or state securities laws, any option granted under the Plan may be granted an the condition that the optionee agrees that the purchase of shares of Common Stock thereunder is for investment and not with a view to the resale or distribution of such stock and that such shares shall be disposed of only in accordance with such laws. As a condition to issuance of any shares purchased upon the exercise of any option granted pursuant to the Plan, the optionee, his executor, administrator, heir or legatee (as the case may be) receiving such shares may be required to deliver to the Corporation an instrument, in form and substance satisfactory to the Administrator and its counsel, implementing such agreement. Any such condition may be eliminated by the Administrator if the Administrator determines it is no longer necessary or advisable.


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         (h)  No option holder shall have any of the rights of a stockholder with respect to any shares covered by an option until such option holder has exercised the option and been issued a stock certificate for the purchased shares.

              6.   INCENTIVE STOCK OPTIONS.

         (a) The terms and conditions set forth in this Section shall apply to all Incentive Stock options granted under the Plan. options that are specifically designated as "nonstatutory" options when issued under the Plan shall not be subject to such terms and conditions.

         (b) The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which Incentive Stock options are exercisable for the first time by such individual during any one calendar year (under the Plan or another stock option plan(s) of the Corporation, a Parent or Subsidiary Corporation, or predecessor thereof) shall not exceed $100,000 or such greater amounts as may be permitted under Section 422 of the Internal Revenue Code. To the extent that the aggregate fair market value of Common Stock with respect to which Incentive Stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Corporation and its Parent and Subsidiary Corporations) exceeds $100,000, such options shall be treated as "non-statutory" options, by taking options into account in the order in which they were granted.

         (c) If any employee to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is on the date of grant an owner of stock (as determined under subsection (d)


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of Section 424 of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary Corporation, then the following special provisions shall apply to the Incentive Stock Option granted to such employee:

              (1) The option price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock on the date of grant.

              (2) The option shall not have a term in excess of five years from the date of grant.

7.  STOCK APPRECIATION RIGHTS

         (a) The Administrator may, in its sole discretion and upon such terms as it may establish, grant options that provide (or modify existing options to provide) optionees the right to surrender all or a portion of an unexercised option (to the extent then exercisable) in exchange for a distribution from the corporation equal in amount to the difference between (i) the fair market value (at the date of surrender) of the shares of Common Stock with respect to which the option is surrendered and (ii) the aggregate option price payable for such shares. Such distribution shall be payable in either shares of Common Stock valued at fair market value (as of the date of surrender) or cash, or partly in cash and partly in shares of Common Stock, subject to the discretion of the Administrator (at the time the option is granted or, if the option so provides, at the time of surrender). An option may provide that no surrender of an option under this Section shall be effective unless it is approved by the Administrator.


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         (b)  If the optionee is at the time of the option surrender considered an officer, director or 10% shareholder of the Corporation for purposes of
Section 16(b) of the Securities Exchange Act of 1934, or was such an officer, director, or 10% shareholder at any time during the six-month period immediately preceding the option surrender and made any purchase or sale of Common Stock while an officer, director, or 10% shareholder during such six-month period, and the option is being surrendered in whole or in part for cash, then the option can be surrendered only in accordance with the applicable requirements of SEC Rule 16b-3(e) or successor provisions.

S.  SALE, MERGER, REORGANIZATION, ETC.

         (a) In the event of one or more of the following transactions ("Corporate Transaction"):

              (i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation;

              (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

              (iii)any other corporate reorganization or business combination in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions,


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then all options at the time outstanding under the Plan and not then otherwise fully exercisable shall, during the five (5) business day period immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for up to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of the shares for which the option is so accelerated; provided, however, that the acceleration of any Incentive Stock Options outstanding at the time (that do not cease to be Incentive Stock options by amendment or otherwise) will be subject to the limitations of Section 6(b); and provided further, that if the grant, exercisability, or exercise of an option (or any portion of an option) is determined by counsel to the Corporation to be a payment which, when added to other payments to which Optionee IS or becomes entitled, would result in a substantial risk of any loss of any federal income tax deduction by the Corporation or the imposition of an excise tax on optionee under Section 280G or
Section 4999, respectively, of the Internal Revenue Code, or any successor provision thereto, then Optionee's rights shall be limited to the extent necessary to preclude the loss of any such deduction or imposition of any such excise tax, and the Corporaticn shall be relieved of any liability in such event.

    In no event shall any such acceleration of the exercise dates occur if the terms of the agreement of any Corporate Transaction require as a condition to consummation that each such outstanding option shall either be assumed by the successor corporation or affiliate thereof or be replaced with a comparable option to purchase shares of capital stock of the successor corporation or affiliate thereof. The determination of such comparability shall be made by the Administrator, and its determination shall be final, binding and conclusive. Upon consummation of the Corporate Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or


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assumed by the successor corporation or its parent company, terminate and cease to be exercisable.

         (b) The grant of options under the Plan shall not affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


9.  CANCELLATION AND NEW GRANT OF OPTIONS.

    The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock.

10. LOANS OR GUARANTEE OF LOANS.

    The Administrator may, in its discretion, assist any optionee in the exercise of one or more options under the Plan, including the satisfaction of any federal and state income and employment tax obligations arising therefrom by
(i) authorizing the extension of a loan from the Corporation to such optionee,
(ii) permitting the optionee to pay the option price in installments over a period of years, or (iii) authorizing a guarantee by the Corporation of a third-party loan to the optionee. Any such assistance shall be upon such terms as the Administrator specifies in the stock option agreement. Loans, installment payments and guarantees may be granted with or without security, collateral, or interest, but


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the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price payable for the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

11. AMENDMENT OF THE PLAN AND OPTIONS.

         (a) The Board shall have complete and exclusive power and authority to amend the Plan and the Administrator may amend or modify outstanding options issued under the Plan in any or all respects whatsoever not inconsistent with the terms of the Plan; provided, however, that, except to the extent necessary to qualify options under the Plan as Incentive Stock Options, no such amendment shall adversely affect rights and obligations of an option holder with respect to options at the time outstanding under the Plan unless the option holder consents to such amendment; and provided, further, that the Board shall not, without the approval of the Corporation's stockholders, amend the Plan to (i) increase the maximum number of shares issuable under the Plan, (ii) materially increase the benefits accruing to individuals who participate in the Plan, or
(iii) modify the eligibility requirements for the grant of options under the Plan.

         (b) Options may be granted under the Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and is thereafter submitted to the Corporation's stockholders for approval and (ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to obtaining such stockholder approval.

12. EFFECTIVE DATE AND TERM OF PLAN

         (a) The Plan shall become effective when adopted by the Board, but no option granted


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under the Plan shall become exercisable unless and until the Plan has been approved by the Corporation's stockholders. If such stockholder approval is not obtained within 12 months after the date of the Board's adoption of the Plan, then any options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, options may be granted under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

         (b) No option may be granted under the Plan after the earlier of (i) the tenth anniversary of the date of its adoption by the Board or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to the exercise or surrender of options granted hereunder.

13. USE OF PROCEEDS.

    The proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

14. WITHHOLDING.

    The Corporation's obligation to (i) deliver stock certificates upon the exercise of any option or (ii) pay cash or deliver stock certificates upon the surrender of any option granted under the Plan shall be subject to the option holder's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

15. REGULATORY APPROVALS.

    The implementation of the Plan, the granting of any option under the Plan, and the issuance of


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Common Stock upon the exercise of any such option shall be subject to the
Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.